Exhibit 99.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF DELHAIZE AMERICA, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form10-Q (the “Form 10-Q”) for the quarter ended June 29, 2002 of Delhaize America, Inc. (the “Issuer”).

I, R. William McCanless, the President and Chief Executive Officer of the Issuer, certify that, to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 13, 2002

/s/ R. William McCanless R. William McCanless President and Chief Executive Officer

Subscribed and sworn to before me this 13th day of August, 2002.

/s/ Melinda W. Dabbs
Name: Melinda W. Dabbs
Title: Notary Public

My commission expires: July 26, 2003

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